UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	June 23, 2006
Date of earliest event reported:	June 19, 2006

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road
Itasca, Illinois 60143
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Fourth Amended and Restated Receivables Sale Agreement

On June 19, 2006, OfficeMax Incorporated (the “Company”) entered into a Fourth Amended and Restated Receivables Sale Agreement (the “Fourth Agreement”) among Loving Creek Funding Corporation, the Company, ABN AMRO Bank N.V. (“ABN”), Wachovia Bank, N.A. (“Wachovia”), General Electric Capital Corporation (“GECC” and together with ABN and Wachovia, the “Purchaser Agents”) and certain other parties. Under this program, the Company sells fractional ownership interests in a defined pool of accounts receivable. Sold accounts receivable are excluded from “Receivables, net” in the Company’s Consolidated Balance Sheet. The Company entered into this program to obtain funding at rates that are favorable to its other borrowing arrangements.

Under this program, the Company sells a portion of its domestic trade accounts receivable on a revolving basis to a wholly owned subsidiary. The subsidiary in turn sells a fractional ownership interest in the receivables to the Purchaser Agents or affiliates of the Purchaser Agents (collectively, the “Purchasers”). The portion of fractional ownership interest the Company retains is included in “Receivables, net” on its Consolidated Balance Sheet. A portion of the Company’s retained interest is subordinate to the interests of the Purchasers, providing them credit support if the receivables become uncollectible. The anticipated impact of the credit support is reflected in the Company’s allowance for uncollectible receivables. The amount of available proceeds under this program is subject to change based on the level of eligible receivables, restrictions on concentrations of receivables and the historical performance of the receivables. The available proceeds that may be received by the Company pursuant to this program may not exceed $200 million. The Company’s costs under this program vary, based on changes in the Company’s unsecured debt rating, changes in interest rates and on the aggregate amount of purchased receivables. If no event occurs which would cause early termination, the Fourth Agreement will expire June 18, 2007.

Wachovia, ABN and GECC or their affiliates are parties or participating lenders in the Company’s Loan and Security Agreement dated June 24, 2005.  Certain of the parties to the Fourth Agreement, and their respective affiliates have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Fourth Agreement, included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 1.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 is incorporated by reference in this Item 2.03.

Based on the terms of the sale of the receivables, the Company records the sales as true sales and not as loans secured by the receivables.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit 99.1	Fourth Amended and Restated Receivables Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 23, 2006

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
99.1	Fourth Amended and Restated Receivables Sale Agreement